EXHIBIT 31.2

RULE 13a-14(a)/15d-14(a) CERTIFICATION

I, Russell Skibsted, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A of Aeolus Pharmaceuticals, Inc.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: January 30, 2012

/s/ Russell Skibsted
Russell Skibsted
Chief Financial Officer and Secretary
(Principal Financial and Accounting Officer)